UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  July 11, 2011

InspireMD, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-162168	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-6917691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, Ofir Paz resigned as Class I member of the Board of Directors of the Company (the “Board”) and was appointed by the Board as a Class III member of the Board, with a term expiring at the Company’s 2014 annual meeting of stockholders.

On July 11, 2011, the Board appointed Sol J. Barer, Ph.D. as a Class I member of the Board to fill the vacancy created by Mr. Paz’s resignation, with a term expiring at the Company’s 2012 annual meeting of stockholders. In connection with his appointment, Dr. Barer was granted an option to purchase 1,000,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $1.50 per share (the “$1.50 Option). The $1.50 Option is exercisable immediately and expires on September 30, 2011. The foregoing description of the $1.50 Option is qualified in its entirety by reference to the full text of the nonqualified stock option agreement granting the $1.50 Option entered into by the Company and Dr. Barer, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, in connection with his appointment, Dr. Barer was granted an option to purchase 500,000 shares of Common Stock at an exercise price of $2.50 per share, the closing price of the Common Stock on the date of grant (the “$2.50 Option”), subject to the terms and conditions of the 2011 U.S. Equity Incentive Plan, a sub-plan of the Company’s 2011 Umbrella Option Plan. The $2.50 Option vests and becomes exercisable in two equal annual installments beginning on the one-year anniversary of the date of grant, provided that in the event that Dr. Barer is either (i) not reelected as a director at the Company’s 2012 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2012 annual meeting of stockholders, the option vests and becomes exercisable on the date of Dr. Barer’s failure to be reelected or nominated.  The $2.50 Option has a term of 10 years from the date of grant. The foregoing description of the $2.50 Option is qualified in its entirety by reference to the full text of the nonqualified stock option agreement granting the $2.50 Option entered into by the Company and Dr. Barer, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

On July 11, 2011, Dr. Barer also entered into an Indemnity Agreement with the Company. Pursuant to the Indemnity Agreement, the Company agreed to fully indemnify Dr. Barer in connection with any proceedings or actions, subject to certain limitations, resulting from Dr. Barer’s service as a director. The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the full text of the Indemnity Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On July 13, 2011, the Company issued a press release announcing the appointment of Dr. Barer to the Board.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Number	Description of Exhibit
10.1	$1.50 Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
10.2	$2.50 Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
10.3	Indemnity Agreement, dated as of July 14, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
99.1	Press Release of InspireMD, Inc., dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: July 15, 2011	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
10.1	$1.50 Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
10.2	$2.50 Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
10.3	Indemnity Agreement, dated as of July 14, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
99.1	Press Release of InspireMD, Inc., dated July 11, 2011